EXHIBIT 10.8

                            EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT (hereafter the "Agreement") is dated and made effective this 8th day of FEBRUARY, 1996 and is made by and between:


BIOJECT INC. ("BI"), a corporation incorporated under the laws of the State of Oregon having its principal offices at 7620 SW Bridgeport Road, Portland, Oregon 97224;

(hereafter referred to as "Company")

AND:

MR. MICHAEL  REDMOND, an individual residing at:
10  Canterbury  Road
Windham,  New  Hampshire  03087

(hereafter referred to as "Executive")


RECITALS


1. Company is engaged in the business of manufacturing and marketing the Biojector Jet Injection System, a medical device that injects medication through a patient's skin without the use of a needle, and in producing sterile, single-use medication ampules for use with the Biojector.

2. Company desires to employ and retain the unique experience, abilities and services of Executive as Vice President of Sales and Marketing for Company;

3. Company has agreed to employ Executive on a full-time basis and Executive has agreed to enter into such employment, on the terms and conditions set forth in this Agreement; and

4. For purposes of this Agreement, the "parties" refers to Company and Executive.

NOW THEREFORE, in consideration thereof and of the covenants and conditions contained herein, the parties agree as follows:

SECTION 1 - EMPLOYMENT

1.1  Employment.

Company agrees to employ Executive full-time as its Vice President of Sales and Marketing. Executive accepts such employment on the terms and conditions set forth in this Agreement and agrees to devote his full time and attention (periods of illness and vacation excepted), skill and efforts to the performance of his duties under this Agreement.

Executive agrees not to continue nor undertake any other employment or self-employment during his employment with Company. Executive further agrees not to participate in any activities during his employment that may conflict with the best interests of Company.

1.2   Board Approval.

Company represents that upon full execution of this Agreement, the appointment and employment of Executive to the positions referred to in
Section 1.1 will be properly effected in compliance with all Company Bylaws including any required approval by the Board of Directors of Company.

1.3   Definitions.

      As used in this Agreement:

      a. "Confidential Information" means any of Company's customers, employees, products, processes, services, financial information, marketing techniques, merchandising, business strategies or plans, research, development, systems, inventions or any other trade secret or information in existence at any time during Executive's employment with Company.

      b. "Conflicting Product" means any product, process or service of any individual or organization other than Company, in existence or under development, which resembles or competes with any product, process or service of Company, including a product, process or service with which Executive worked on or obtained Confidential Information, at any time prior to the termination of his employment with Company.

      c. "Conflicting Organization" means any individual, entity or organization engaged or preparing to become engaged in research, development, production, marketing or selling of a Conflicting Product.

      d. "Inventions" means discoveries, concepts, and ideas, whether patentable or not and including, but not limited to, procedures, processes, methods, formulas, and techniques, as well as improvements thereof or know-how related thereto, concerning any present or prospective activities of Company which Executive obtains as a result of his employment with Company.

SECTION 2 - EMPLOYMENT DUTIES

2.1   Duties.

Executive is hereby employed full-time by Company as the Vice President of Sales and Marketing. In that capacity, Executive shall have overall responsibility for, and diligently oversee, the collective efforts of the Company's sales and marketing staff. This activity shall include, but not be limited to: designing and implementing strategic plans for sales and marketing within the United States of America and Canada; recruiting, directing and mentoring members of the Company's field sales team; researching and closing new major accounts; and, developing new markets for the Company's current and future products. Executive further agrees that in all aspects of such employment, Executive shall comply with the policies, standards and regulations of Company established from time to time, and shall perform his duties faithfully, intelligently, to the best of his ability, and in the best interests of Company.

2.2   Reporting.

In carrying out his job duties and responsibilities under this Agreement, Executive shall report to the Chairman and Chief Executive Officer of Company.

2.3   Location.

Executive shall perform his job duties and responsibilities under this Agreement through the principal offices of Company in Portland, Oregon, and at any other geographical location reasonably necessary from time to time to ensure the efficient and proper operation of Company. As specified in the Company's written employment offer, dated February 1, 1996, the Executive will not be required to relocate to Portland, Oregon. If, due to the Company's growth, this relocation is required at a later date, the Company agrees to pay reasonable and customary expenses associated with the relocation. If relocation is required, these expenses would include, but not be limited to: real estate commission, transportation of household goods, travel expenses, temporary living expenses and perdiem, and house-hunting expenses.

2.4   Compliance With SEC Reporting and Trading Restrictions.

It is understood that BMT is a reporting company within the requirements of the Securities and Exchange Commission ("SEC"). Executive agrees to fully comply with all reporting and trading restrictions in carrying out his job duties and responsibilities for Company and in exercising or trading any BMT stock or options.

Executive specifically agrees to comply with Section 16(b) of the Securities Exchange Act of 1934, which prohibits officers and designated insiders from exercising options granted by BMT earlier than six months from the date of grant or from selling shares of BMT if they have bought shares within six months previously, or from buying shares if they have sold shares within six months previously.

SECTION 3 - COMPENSATION

3.1   Base Salary.

In consideration for all services rendered by Executive to Company, Company shall pay Executive a minimum annual gross base salary of one hundred thousand dollars ($100,000), beginning February 8, 1996, payable bi-weekly and in accordance with Company's usual payroll policies and procedures. This salary is subject to annual increases or other periodic and necessary adjustments (which will not reduce the minimum annual gross base salary to less than $100,000) at the sole discretion of Company's Chairman and Board of Directors, considering Executive's achievements during the previous 12 months, business conditions, cost-of-living, and other factors.

3.2   Bonus Compensation.

Executive shall be entitled to participate in any net profits pool, profit sharing or deferred compensation plan or program that may be established by Company during the duration of Executive's employment with Company, provided that Executive's entitlement will depend on the terms and conditions of any such pool, plan or program.

3.3   Reimbursement of Business Expenses.

Company will reimburse Executive for all reasonable out-of-pocket business expenses necessarily incurred by Executive in the performance of his job duties and responsibilities under this Agreement, upon Executive's presentation of vouchers, bills and receipts verifying such expenses and in accordance with Company's reimbursement policies as established from time to time.

3.4   Paid Holidays, Vacation and Sick Leave Benefits.

Executive will receive paid holidays, vacation and sick leave benefits in accordance with Company's benefits policy in effect from time to time and set forth in Company's Policy Manual.

Company agrees to calculate Executive's accrual of vacation and sick leave benefits according to the maximum accrual formula available to employees having the longest duration of employment with Company in effect at the time.

3.5   Other Benefits.

Executive shall be entitled to participate in and receive benefits under any retirement plan, pension plan, profit sharing plan, stock option or stock purchase plan, life insurance plan, health and dental plan, disability plan, or any other employee benefit plan or arrangement made available by Company to its employees from time to time, subject to the eligibility, contribution and other requirements of such plans and arrangements.

Executive shall receive an additional auto allowance of five hundred dollars ($500) per month, which will be paid as part of the first paycheck each month.

3.6   Disability.

Company will comply with all requirements of the Americans with Disabilities Act of 1990 ("ADA") in effect during Executive's employment. In addition and apart from compliance with the ADA, Company agrees to pay Executive partial compensation in the event Executive should become "disabled", as that term is expressly defined in this Section 3.6, during his employment with Company. As defined for purposes of this Section 3.6 only, "disabled" means: (1) any illness, health condition, accident, injury or other cause beyond Executive's control that prevents him from performing the majority of his essential job duties and responsibilities for a period of more than sixty (60) consecutive work days or for more than sixty (60) work days in the aggregate during any 12-month period; and (2) during the period Executive receives disability pay under this Section 3.6, Executive is unable to engage in any substantial gainful employment for which the employee is suited on the basis of age, education and experience. Company and Executive agree that whether Executive is disabled under the terms of this Section will be determined by an evaluation conducted by a physician selected by Executive from a list of physicians provided by Company.

In the event it is determined that Executive is disabled as specifically defined in Section 3.6, Company agrees to pay Executive all base salary compensation and bonus previously earned and due Executive, together with a salary at seventy-five percent (75%) of his then-current salary during the duration of his disability up to a maximum six (6) month period from the disability date. Should Executive continue to be disabled beyond six (6) months, as reevaluated and determined by a physician selected by Executive from a list of physicians provided by Company, the Company will pay Executive salary at a rate of fifty percent (50%) of his then-current salary for an additional period up to six (6) months. During the period such disability payments are made (up to a maximum of twelve (12) months), Company agrees to continue Executive's health and dental insurance and other previously granted benefits coverage (excepting accrual of vacation and sick leave time). Should payments to Executive under worker's compensation and/or Company paid disability insurance policies or programs, when combined with the payments described herein, exceed the benefits described in this Section 3.6, Company will reduce its payment to Executive under this Section by the calculated excess amount. Company and Executive agree that during the term of Executive's disability as defined herein, Company may require periodic reevaluation and medical certification of Executive's disability by a physician selected by Executive from a list of physicians provided by Company.

SECTION 4 - DURATION OF EMPLOYMENT

4.1   Term.

Subject to Sections 4.2 through 4.5 below, the parties agree that Executive's employment with Company under this Agreement commenced on February 8, 1996 and shall continue for an initial term of one year. Thereafter, Executive's employment under this Agreement will automatically renew for additional one-year periods, subject to the termination provisions contained in Sections 4.2 through 4.6 below. Notwithstanding those periods, this Agreement will remain enforceable and in effect until all the parties' rights and obligations have been satisfied, terminated or have expired, as provided herein.

4.2   Termination by Company.

      a. By Company for Cause. Executive agrees that his employment with Company may be terminated immediately for cause at the discretion of the Chairman and Board of Directors of Company. "Cause" is defined to mean: (A) the willful and continued failure by Executive substantially to perform his duties and obligations to the Company (other than any such failure resulting from any illness, medical condition or physical or mental incapacity) which failure continues after Company has given written notice to Executive; (B) the willful engaging by Executive in misconduct which is significantly injurious to Company, monetarily or otherwise; (C) the material breach by Executive of any of his obligations as set forth in
Section 6 of this Agreement; (D) the engaging by Executive in any fraud, dishonesty, or any other act of misconduct in the performance of Executive's duties on behalf of Company; (E) the commission by Executive of a civil or criminal offense which may adversely affect Company's reputation or interests, as determined by the Board of Directors, regardless of any legal proceeding; or (F) the action or conduct by Executive resulting in his being indicted or sanctioned in his personal capacity, or resulting in his entering into a consent decree, in connection with an investigation of, allegation of wrongdoing by, or other formal proceeding against Executive, by the United States Food and Drug Administration, the United States Securities and Exchange Commission or other federal or state agency, whether related to the business of Company or to any other employment or activity of Executive, past, present or future. For purposes of this definition, no act, or failure to act, on Executive's part will be considered "willful" unless done, or omitted to be done, by Executive in bad faith and without reasonable belief that his action or omission was in the best interests of Company.

Termination of Executive's employment for cause will become effective five
(5) business days after a written notice of intent to terminate Executive's employment is given to Executive by Company's Board of Directors or, alternatively, at Company's option, by paying Executive all compensation due him in lieu of part or all of the five (5) business days notice.

Upon termination by Company for cause as stated in Section 4.2.a. herein, Company shall pay Executive all earned but unpaid base salary compensation (prorated to the date of such termination), together with any earned but unpaid bonus compensation as described in Section 3.2 herein, all accrued but unused vacation time, and any not yet reimbursed business expenses incurred for services provided through the date of termination, as provided for in Section 3.3 of this Agreement. All other compensation and benefits shall cease accrual on Executive's termination date.

      b.     By Company Without Cause and With or Without Notice.
Executive agrees that Company may terminate his employment at any time, for any reason and without cause by giving Executive fifteen (15) calendar days prior written notice or alternatively, at Company's option, by paying Executive all compensation due him in lieu of part or all of the fifteen
(15) calendar days notice.

Upon termination by Company without cause and with or without notice as stated in Section 4.2.b. above, Company will pay Executive all earned but unpaid base salary compensation (prorated to the date of such termination), together with any earned but unpaid bonus compensation as described in
Section 3.2 herein, all accrued but unused vacation time, and any not yet reimbursed business expenses incurred for services provided through the date of termination, as provided for in Section 3.3 of this Agreement.

Company will also, within thirty (30) calendar days after Executive's termination by Company under Section 4.2.b., pay to Executive an additional sum (hereafter "Additional Pay") not less than Executive's then-current gross base salary compensation for a period of four (4) months, commencing on the day of Executive's termination. If Executive's termination occurs at any point during the first twelve (12) months of his employment, the amount of Additional Pay will be equal to the remainder of Executive's annual gross base salary, but in no case less than four (4) months gross base salary. As a prior condition to Executive's receipt of this Additional Pay, Executive shall reconfirm, in writing, his agreement that any and all disputes arising out of or related to his employment with Company, his termination of employment or a breach of this Agreement will be resolved in compliance with the dispute resolution process described in
Section 8.6 herein and that any action on his part to institute legal proceedings in any court of law to resolve such disputes will result in a full and complete forfeiture of his right to the Additional Pay described in this Section 4.2.b. (and entitle Company to recover any and all Additional Pay paid to Executive). All other compensation and benefits shall cease accrual on Executive's termination date.

In addition, Company will, within thirty (30) days, vest that group of stock options which are scheduled to vest during that twelve (12) month period of Executive's employment to Executive. This vesting will follow the schedule described in paragraph 5.1, a, and 5.1, b, of Agreement.

4.3   Termination by Executive.

Executive may terminate this Agreement at any time by giving sixty (60) calendar days prior written notice to Company.

Upon termination by Executive as provided in Section 4.3 herein, Company will pay Executive all earned but unpaid base salary compensation (prorated to the date of such termination), together with any earned but unpaid bonus compensation as described in Section 3.2 herein, all accrued but unused vacation time, and any not yet reimbursed business expenses incurred for services provided through the date of termination, as provided for in
Section 3.3 of this Agreement. All other compensation and benefits shall cease accrual on Executive's termination date.

4.4   Termination Upon Disability.

Executive's employment with Company will terminate upon Executive's disability as defined in this Section 4.4. "Disability" is defined to mean a disability of Executive which renders him unable, with or without reasonable accommodation, to perform any of his essential job functions. Upon termination of Executive's employment with Company due to disability as defined in this Section 4.4, Company will pay Executive all earned but unpaid base salary compensation (prorated to the date of such termination), together with any earned but unpaid bonus compensation as described in
Section 3.2 herein, all accrued but unused vacation time, and any not yet reimbursed business expenses incurred for services provided through the date of termination, as provided for in Section 3.3 of this Agreement. Unless Executive qualifies for disability pay under Section 3.6 of this Agreement, Executive will only be entitled to worker's compensation and/or payments under Company paid disability insurance policies or programs if Executive qualifies under the terms and conditions of such policies or programs. All other compensation and benefits shall cease accrual upon Executive's date of termination due to disability. The provisions in
Section 4.2.b. of this Agreement are not applicable.

4.5   Termination Upon Death.

Executive's employment with Company shall terminate immediately upon Executive's death. Upon termination of Executive's employment with Company due to death, Company shall pay to Executive's estate Executive's base salary compensation otherwise earned and payable to Executive pursuant to
Section 3.1, together with any earned but unpaid bonus compensation as described in Section 3.2 herein, all accrued but unused vacation time, and any not yet reimbursed business expenses incurred for services provided through the date of termination, as provided for in Section 3.3 of this Agreement.

In addition, Company shall pay Executive's estate a sum equal to Executive's then-current base salary from the date of termination through the last day of the calendar month in which Executive's death occurs and for a period of sixty (60) calendar days thereafter ("Additional Death Payment"). As a prior condition to Executive's receipt of this Additional Death Payment, Executive's estate or personal representative shall execute a general release of all claims which will have the effect of discharging any and all liability of Company to Executive arising out of or related to Executive's employment with Company, the termination of Executive's employment and/or any alleged breach of this Agreement. This Additional Death Payment will constitute a complete settlement of any and all disputes arising out of or related to Executive's employment with Company, the termination of Executive's employment and/or any alleged breach of this Agreement. All other compensation and benefits shall cease accrual upon Executive's date of termination due to death.

4.6   Termination Upon Company Reorganization, Merger or Sale.

In the event Executive's employment is terminated on or prior to one (1) year after the effective date of: (1) a consolidation or merger of BMT, BMSL and/or BI with another corporation or entity; (2) the sale to a third party of stock of BMT, BMSL or BI which, when issued and outstanding, will constitute more than 50% of the issued and outstanding stock of BMT, BMSL, or BI, respectively; (3) the sale of all or substantially all of the assets of BMT, BMSL and/or BI to a third party; or (4) the liquidation, dissolution, reorganization or commencement of any proceeding under federal or state bankruptcy or insolvency laws by BMT, BMSL and/or BI, Company will pay Executive all earned but unpaid base salary compensation (prorated to the date of such termination), together with any earned but unpaid bonus compensation as described in Section 3.2 herein, all accrued but unused vacation time, and any not yet reimbursed business expenses incurred for services provided through the date of termination, as provided for in Section 3.3 of this Agreement.

In addition, upon termination of Executive's employment with Company pursuant to Section 4.6 herein, Executive will be entitled to the following (hereafter "Additional Section 4.6 Pay"): (1) within thirty (30) calendar days of termination pursuant to Section 4.6 herein, a sum equal to Executive's then-current gross base salary compensation for a period of four (4) months; and (2) all stock options granted to Executive, pursuant to Section 5.1 of this Agreement or any other options previously granted Executive, will become immediately vested and exercisable. As a prior condition to Executive's receipt of this Additional Section 4.6 Pay, Executive shall execute a general release of all claims which will have the effect of discharging any and all liability of Company to Executive arising out of or related to Executive's employment with Company, the termination of Executive's employment and/or any alleged breach of this Agreement.
This Additional Section 4.6 Pay will constitute a complete settlement of any and all disputes arising out of or related to Executive's employment with Company, the termination of Executive's employment and/or any alleged breach of this Agreement. All other compensation and benefits shall cease accrual upon Executive's date of termination pursuant to Section 4.6 herein.

In the event it is determined that such payments in the preceding paragraph are determined to be contingent on a change in control as defined in
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and a determination is made that the aggregate amount of any payments made to Executive under this Section 4.6 constitutes an "excess parachute payment" as defined in Section 280G of the Code and is therefore subject to the excise tax provisions of Section 4999 of the Code, or any successor sections thereof, Executive shall be entitled to receive from Company, in addition to any other amounts payable hereunder, a lump sum payment equal to one hundred percent (100%) of such excise tax and any taxes owed on such lump sum payment. Such amount shall be payable to Executive as soon as practicable after such determination is made. Executive and Company shall mutually and reasonably determine whether or not such payments are subject to the provisions of Sections 280G and 4999 of the Code.

Company agrees to request any successor or successors to all or substantially all of the business and/or assets of Company (whether direct or indirect, by purchase, merger, consolidation, liquidation or otherwise), upon or prior to such succession, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would be required to perform it if no such succession had taken place. A copy of such assumption and agreement will be delivered to Executive promptly after its execution by the successor. Company in no manner warrants that such agreement can and will be obtained from such successor. Failure by Company to obtain such agreement from successor will entitle Executive to benefits and pay from Company in the same amounts as Executive would be entitled in
Section 4.6 herein upon termination.

4.7   Return of Company Property Upon Termination.

Upon termination of Executive's employment with Company, regardless of how termination may be effected, or whenever termination is requested by Company or Executive, Executive agrees to immediately turn over to Company all of Company's property, including any Confidential Information or Inventions as defined in Section 1.3 herein, and any Company items used by Executive in rendering services hereunder or otherwise, that may be in Executive's possession, custody or control. The obligations of Executive as set forth in Section 6 of this Agreement shall survive any termination of Executive.

SECTION 5 - STOCK OPTIONS

5.1   Grant of Stock Options.

Executive and Company have entered into a Bioject Officer/Insider Stock Option Agreement granting Executive the following stock options:

      a. An option to purchase one hundred thousand (100,000) shares of BMT Common Stock at a strike price (not to exceed $1.50 per share) determined by the Stock Option Committee of the Board of Directors of BMT. The options shall vest at the following rate, and shall have a term of seven (7) years once vested:

For 33,333 option shares, the options shall become vested and exercisable on February 8, 1997. For 33,333 option shares, the options shall become vested and exercisable on February 8, 1998. For 33,334 option shares, the options shall become vested and exercisable on February 8, 1999.

      b. An additional twenty-five thousand (25,000) shares of BMT Common Stock shall be granted at the start of the Company's fiscal year 1997, at a strike price determined by the Stock Option Committee of the Board of Directors of BMT, Inc. These options will vest based on the Executive meeting certain sales and other performance goals, and will have a term of eight years once vested. These options are subject to the provisions of BMT's stock option plan.

SECTION 6 - PROTECTION OF COMPANY PROPERTY

6.1   Intellectual Properties.

      a. Company Ownership. All ownership, copyright, patent, trade secrecy and other rights and all works, programs, manuals, ideas, Inventions, improvements, discoveries, processes, or other properties ("Intellectual Properties") made or conceived by Executive during the term of his employment, shall be the sole property of Company, whether developed independently by Executive or jointly with others, whether developed or conceived during regular work hours or at Company's facilities, and whether or not Company uses, registers, or markets such properties. In accordance with Company's policy and Oregon law, this Agreement does not apply to, and Executive has no obligation to assign to Company, any Invention for which no Company trade secrets, and no equipment, supplies, or facilities of Company were used, and which was developed entirely on Executive's own time, unless: (i) the Invention relates directly to Company's business;
(ii) the Invention relates to Company's existing or demonstrably anticipated research or development work; or (iii) the Invention results from Executive's work for Company.

      b. Disclosure Duty. To determine whether Executive has an obligation to assign particular Intellectual Properties to Company, Executive shall promptly make full written disclosure to Company of all Intellectual Properties that he developed, or on which he is working during the term of his employment with Company and during the one-year period thereafter. Executive agrees to assist Company as it may request during and after the term of his employment to provide further evidence, perfect, and/or enforce Company's rights in, and ownership of, the covered Intellectual Properties. Executive's obligation in this respect includes, without limitation, execution of additional instruments of conveyance and assistance to Company with applications for patents, copyright, or other registrations.

      c. Infringement Warranty. Executive warrants that to the best of his knowledge, any and all items, technology, and Intellectual Properties of any nature developed or provided by Executive under this Agreement, or which in any way benefit Company, will be original to Executive, and will not infringe in any respect on the rights or property of others. Executive will not, without prior written approval of Company, use any equipment, supplies, facilities, or proprietary information of any other party. Executive warrants that he is entirely free to contract for employment with Company, and to perform his duties under this Agreement, without any conflict with other commitments, agreements, understandings or duties, whether to prior employers, or others. Executive will indemnify Company for all losses, claims, attorney fees, and other expenses which may arise from any breach of this warranty.

6.2   Confidentiality.

Executive acknowledges that Company's business and future success depends on the preservation of trade secrets and other confidential, proprietary information concerning Company, its affiliates, suppliers, and customers ("Secrets"). These Secrets and Confidential Information include, without limitation: product designs, computer software, product configuration knowledge, market surveys, customer lists and needs, product and marketing plans, procedural and technical manuals and practices, pricing methods, proposal terms, contract renewal dates, information about the qualifications of other employees, and other such business information. Executive agrees to protect and preserve these Secrets and Confidential Information as confidential both during and indefinitely after the term of his employment, whether the Secrets or Confidential Information are contained in a tangible medium, or merely remembered.

Executive agrees that all tangible material containing or in any way disclosing any Confidential Information or Secrets are Company's exclusive property. Executive agrees to return all Company documents, equipment, or other tangible things that reflect Confidential Information or Secrets immediately upon Executive's termination of employment, or at any earlier request of Company.

6.3   Non-Competition.

      a. Executive hereby agrees that he will not, during the period of his employment with Company, and for three (3) years thereafter, either directly or indirectly, enter into the employment of, render services to, or acquire any interest whatsoever in any Conflicting Organization or other business which competes with Company, or which is planning to compete. Executive acknowledges that Company's business includes, without limitation, the manufacture and marketing of the Biojector Jet Injection System and the production of sterile, single-use medication ampules for use with the Biojector, as well as other types of business Company may choose to undertake during or shortly after the course of Executive's employment. Executive further acknowledges that Company's business is conducted throughout North America and Europe and in such other areas to which Company may expand during the course of Executive's employment or shortly thereafter. Accordingly, Executive agrees that he will not compete with Company in any of these areas nor assist others in doing so. Nothing in this paragraph shall prevent Executive from owning an interest in any company that is not a Conflicting Organization and otherwise does not compete with Company.

      b. Executive further agrees that during the period stated above, he will not directly or indirectly call on, or otherwise solicit, or accept business from any actual or identified potential customer, Conflicting Organization or Conflicting Product of Company that is not for the benefit of, or in the best interest of Company, nor will he assist others in doing so. Executive further agrees that he will not, during the period stated above, encourage or solicit any other employee of Company to leave such employment for any reason, nor will he assist others to do so.

      c. Executive agrees that he will during the term of his employment with Company, promptly and fully disclose to Company any business opportunity coming to Executive's attention, or conceived or developed in whole or in part by Executive, which relates to Company's business, or anticipated business. Executive will not at any time exploit such business opportunities for his own gain or that of any person or entity other than Company.

      d. Executive acknowledges that the covenants in Section 6.3 herein are reasonable in relation to his position and the nature of Company's business, and that compliance with such covenants after his employment ends will not prevent him from pursuing his livelihood. Nonetheless, should any court or arbitrator(s) find that any provision of these covenants is unreasonable in any respect, the parties agree that the covenants shall be interpreted, limited, and enforced to the maximum extent which the court or arbitrator(s) deems reasonable.

SECTION 7 - INDEMNITY OF OFFICERS AND DIRECTORS

7.1   Indemnification.

Company shall indemnify Executive against any liability and reasonable expenses incurred by Executive in connection with any proceeding to which Executive is a party because of his employment with Company as Vice President of Sales and Marketing in accordance with the provisions set forth in Company's articles of incorporation, bylaws or general or specific action of Company's board of directors. Executive's right to indemnification and advancement of expenses provided herein will survive Executive's termination of employment with Company as Vice President of Sales and Marketing and shall inure to the benefit of Executive's heirs, executors and administrators.

The right to advancement of expenses provided in Section 7.2 below shall be in addition to any other rights to which Executive is entitled under Company's articles of incorporation, bylaws or general or specific action of Company's board of directors.

7.2   Advancement of Expenses.

Company shall pay for or reimburse Executive for all reasonable expenses incurred by Executive in advance of the final disposition of a proceeding to which Executive was a party and incurred such expenses because of his employment as the Vice President of Sales and Marketing of Company provided that Company shall have first received from Executive:

      a. An affidavit from Executive that he has a good faith belief that he met the applicable standards of conduct which, when determined, will entitle Executive to indemnification; and

      b. An undertaking by or on behalf of Executive representing an unlimited general obligation of Executive to repay such advanced expenses if it is not ultimately determined that Executive is entitled to be indemnified by Company.

7.3   Insurance.

If available on terms and conditions acceptable to Company, Company shall purchase and maintain during the term of Executive's employment as Vice President of Sales and Marketing of Company, directors and officers liability insurance for Executive against any liability asserted against and incurred by Executive in his capacity as Vice President of Sales and Marketing of Company.

SECTION 8 - MISCELLANEOUS

8.1   Assignments Prohibited.

Executive may not assign any of his rights nor delegate any of his duties hereunder. Company may assign this Agreement and delegate its duties hereunder as provided for in Section 4.6 of this Agreement or to any of its affiliates at any time owned by, or under common ownership with Company.

8.2   Exclusive Agreement.

This Agreement comprises the entire agreement of Executive and Company. It may be changed only by further written agreement, signed by both parties. This Agreement supersedes and merges within it all prior agreements and understandings between these parties, whether written or oral, express or implied. Each party to this Agreement acknowledges that no inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied in this Agreement. In interpreting and construing this Agreement, the fact that one or the other of Executive or Company may have drafted this Agreement or any provision hereof shall not be given any weight or relevance.

8.3   Waiver.

No waiver of any provision of this Agreement shall be valid unless in writing and signed by both parties, nor shall any waiver or failure to enforce any right hereunder constitute a waiver of that right or of any other right under this Agreement.

8.4   Separate and Severable.

The parties agree that the provisions in this Agreement are separable and that in the event any provision is deemed ineffective or unenforceable, they are severable from the remaining provisions of the Agreement, which provisions shall remain binding on the parties.

8.5   Certain Remedies.

The harm to Company from any breach of Executive's obligations under
Section 6 of this Agreement may be difficult to determine and may be wholly or partially irreparable. Thus, Executive agrees that if he fails to abide by any provision contained in Section 6 of this Agreement, Company is entitled to immediate issuance by the Circuit Court of Multnomah County or other court with jurisdiction over the parties of a temporary retraining order and preliminary and permanent injunctions. If any bond from Company is required in connection with obtaining such equitable relief herein, the parties agree that a reasonable value of such bond will be no more than $5,000. Executive further agrees that any gross revenues obtained in violation of Section 6 of this Agreement shall be held in constructive trust for Company and a complete accounting of such revenues delivered to Company pending completion of the dispute resolution process set forth in
Section 8.6 below. Any money damages claimed by Executive's breach of his obligations under Section 6 herein must be asserted in and will be recoverable through the dispute resolution process set forth in Section 8.6 below. Nothing in this Section 8.5 limits the obligations of the parties to resolve all other disputes through the dispute resolution process set forth in Section 8.6 herein. The provisions of Section 8.6 of this Agreement will not apply to any judicial or court proceeding which seeks equitable relief to enforce the provisions of Section 6 of this Agreement.

8.6   Choice of Law; Resolution of Disputes.

Company desires to provide its employees with a fair, cost-effective and expedient forum for the resolution of any and all disputes between Company and its employees. Accordingly, except as provided in Section 8.5 above, Company shall provide, and Company and Executive agree to comply with, the following two-step dispute resolution process.

      a. Mediation. Company and Executive agree to submit to mediation, at no administrative cost to Executive, any dispute of the parties arising out of or related to: (1) Executive's employment with Company; (2) the termination of Executive's employment with Company; or (3) any breach of this Agreement (excepting the injunctive relief provided in Section 8.5 above) (hereafter "Dispute"). Such Dispute includes, but is not limited to, any alleged violations of federal, state and/or local statutes including any claims of discrimination based on race, color, religion, sex, national origin, age, disability, marital status, veteran or other status protected under federal or state law, harassment claims, employee benefit claims, claims based on any purported breach of duty arising in contract or tort, including breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy or any other alleged violation of statutory, contractual or common-law rights of either party arising out of or relating to the Dispute as defined above (excluding claims for workers' compensation or unemployment insurance).

             (i) Notice of Mediation. Prior to submitting such Dispute to mediation, the parties shall attempt in good faith to settle the Dispute themselves. In the event mediation is necessary, the aggrieved party must deliver to the other party written notice of its intent to submit the Dispute to mediation within ninety (90) calendar days of the date when the Dispute first arose, or the termination of Executive's employment, whichever is later. "The date when the Dispute first arose" is defined to mean when a party discovered, or should have discovered with reasonable diligence, the facts on which the Dispute is based. A party's failure to timely request mediation hereunder shall constitute an irrevocable waiver of that party's right to raise any claims in any forum, including arbitration as set forth in Section 8.6.b. below, arising out of the Dispute described herein. The limitations period set forth herein is mandatory, does not operate to lengthen any applicable state or federal statute of limitations and is not subject to any tolling, equitable or otherwise.

             (ii) Location; Mediator Selection; Costs. The mediation will be conducted in Multnomah County through the mediation services of Arbitration Service of Portland, Inc. ("ASP"), except as such rules are modified herein. The mediation will be conducted by one neutral mediator selected and agreed to by the parties or, if no agreement can be reached, by a mediator selected in accordance with the then effective mediation rules of ASP. The mediation will be conducted as promptly as possible and in no event later than sixty (60) calendar days from the date written notice is provided pursuant to Section 8.6.a.(i) herein. No discovery will be allowed against either party prior to mediation. Company will pay the mediator's fees and other administrative costs of the mediation process. The parties shall bear their own respective attorney fees and other costs.

      b. Arbitration. In the event the Dispute is not successfully resolved through mediation, the parties agree that such Dispute will be resolved exclusively through final and binding arbitration in Multnomah County, Oregon, through a mutually agreed upon arbitration service or, if no agreement can be reached, through the arbitration services of ASP in accordance with its then effective arbitration rules, except as such rules are modified herein.

             (i) Notice of Arbitration. To initiate the arbitration process, the aggrieved party must deliver to the other party written notice of its intent to submit the Dispute to arbitration no later than sixty (60) calendar days after the conclusion of the mediation described above or, if no mediation occurs, after the deadline provided for mediation in Section 8.6.a.(ii) herein. A party's failure to timely request arbitration hereunder shall constitute an irrevocable waiver of that party's right to raise any claims in any forum arising out of the Dispute described herein. The limitations period set forth herein is mandatory, does not operate to lengthen any applicable state or federal statute of limitations and is not subject to any tolling, equitable or otherwise.

             (ii) Selection of Arbitrator(s). The Dispute will be decided by one arbitrator unless a party requests in writing a panel of three arbitrators. Where a sole arbitrator is to preside, the arbitrator will be selected by mutual agreement of the parties, or absent agreement, in accordance with the then effective ASP arbitration rules. For a three-arbitrator panel, each party will select one arbitrator at which point those two arbitrators will mutually select a third arbitrator. If the third arbitrator cannot be mutually agreed upon, the third arbitrator will be selected in accordance with the then effective ASP rules.

             (iii) Permissible Discovery. The parties shall cooperate to the fullest extent practicable in the voluntary exchange of documents and information to expedite the arbitration. The parties agree to limit discovery in the arbitration to three (3) requests for production of documents in accordance with Rule 43 of the Oregon Rules of Civil Procedure ("ORCP") and the taking of up to three (3) depositions by each party in accordance with ORCP 39. All discovery must be completed within thirty
(30) calendar days prior to the date set for the arbitration hearing. Upon the request of any party and within fourteen (14) calendar days of the request, the designated arbitrator(s) shall conduct a preliminary hearing to determine a defense raised by a party that the arbitration claims have not been commenced within the time limited by statute or this Agreement. The arbitrator(s) will render a written ruling on such defense within ten
(10) calendar days after such preliminary hearing.

             (iv) Power of Arbitrator(s); Applicable Law. The arbitrator(s) shall have the same authority to award remedies and damages as provided to a judge and/or jury under applicable law. The arbitrator(s) shall not have the power to alter, amend, or modify any provision of this Agreement. The arbitrator(s) shall have the power to decide only the Dispute submitted to the arbitrator(s). Except as provided herein, Oregon State law (excluding choice of law provisions) and applicable federal law will govern and be applied by the arbitrator(s) in deciding all substantive aspects of the Dispute, and all procedural issues not covered by the ASP arbitration rules.

             (v) Opinion and Award. The arbitrator(s) shall issue a written opinion and award within thirty (30) calendar days of closing arguments or the receipt of post-hearing briefs, whichever is later. The opinion and award must be signed and dated and decide all Disputes and related issues submitted by the parties. The Dispute(s) to be decided shall be sufficiently identified by the claimant and respondent in their pleadings. Sufficient identification of the Dispute includes a detailed description of the Dispute, the date when the Dispute first arose, the names and telephone numbers of any coworkers or supervisors with knowledge of the dispute, and the relief requested by the claimant and respondent. Any Dispute not identified in those pleadings is outside the scope of the arbitrator(s)' jurisdiction and any award involving such Dispute is subject to a motion to vacate. The opinion and award shall set forth the legal principles supporting each part of the opinion. The arbitrator(s) shall only be permitted to award those remedies in law or equity which are requested by the parties in the pleadings and which the arbitrator(s) determines to be supported by credible, relevant evidence. Judgment on the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.

             (vi) Fees and Costs. The arbitrator's fees and other administrative costs of the arbitration process shall be shared equally between the parties. Each party will be responsible for one-half the cost to have a court reporter attend and transcribe the arbitration hearing. The parties shall bear their own respective attorney fees and costs of discovery, depositions and witness fees.

8.7   Notices.

All notices or other communication required or permitted hereunder shall be given in writing and delivered in person, transmitted by facsimile, or sent by registered or certified mail, postage prepaid, or by reliable courier service to the parties at the respective addresses stated below, or to such other address as a party may subsequently specify in writing. Notices will be effective upon the earlier of receipt or the fifth business day after sending.

To Executive:          Mr.  Michael  Redmond
                       10  Canterbury  Road
                       Windham,  New  Hampshire  03087

To Company:            Bioject,  Inc.
                       7620 S. W.  Bridgeport Road
                       Portland, Oregon  97224
                       Attn: Chief Executive Officer

(Agreement continues on next page with employee acknowledgement)

8.8     Employee Acknowledgment.

Executive confirms that he has carefully read and reviewed this Agreement. Executive acknowledges that he has been advised to consult with an attorney, and has had the opportunity to do so, before signing this Agreement. Employee acknowledges that he fully understands all of the terms and conditions contained in this Agreement and that he signs this Agreement of his own free will and volition.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of day, month and year first above written.


EXECUTIVE:                              COMPANY:

                                        Bioject Medical Technologies Inc.


/s/ Michael Redmond                     By: /s/ James C. O'Shea
___________________________                 ______________________________
Michael  Redmond                            James C. O'Shea, Chairman
                                            and Chief Executive Officer
                                            Bioject Medical Systems Ltd.


WITNESS:                                Bioject Medical Systems, Ltd.

/s/ KURT O. LYNAM                       By: /s/ James C. O'Shea
___________________________                 ______________________________

(Witness' Signature)                        James C. O'Shea, Chairman
                                            and Chief Executive Officer


                                        Bioject,  Inc.

                                        By: /s/ James C. O'Shea
                                            ______________________________

                                            James C. O'Shea, Chairman
                                            and Chief Executive Officer